EXHIBIT 31.2
CERTIFICATION
I, Lorraine M. Breece, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Digital Angel Corporation; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Lorraine M. Breece
Lorraine M. Breece
Senior Vice President and Chief Financial Officer
Dated: April 30, 2009

*	Paragraphs 3, 4 and 5 of the form of certification are omitted because this Amendment No. 1 on Form 10K/A does not include the information as to which such paragraphs relate.